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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 25,2006 relating to the combined consolidated financial statements of Teekay Offshore Partners Predecessor and our reports each dated September 6, 2006 relating to the balance sheets of Teekay Offshore GP L.L.C. and Teekay Offshore Partners L.P. in Amendment No. 1 to the Registration Statement (Form F-1) and related Prospectus of Teekay Offshore Partners L.P. for the registration of 7,000,000 common units.


Vancouver, Canada                                         /s/ ERNST + YOUNG LLP
December 4, 2006                                          Chartered Accountants


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December 4, 2006



Stockholders of Teekay Offshore Partners Predecessor


We are aware of the use in Amendment No. 1 to the Registration Statement (Form F-1) of Teekay Offshore Partners L.P. for the registration of 7,000,000 common units of our report dated November 9, 2006 relating to the unaudited combined consolidated interim financial statements of Teekay Offshore Partners Predecessor.



/s/ ERNST + YOUNG LLP
Chartered Accountants